AMENDMENT

              to the Risk Premium Reinsurance Agreement between the
                CENTURY LIFE INSURANCE COMPANY of Waverly, Iowa,
                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
               hereinafter referred to as the "LINCOLN," effective September 1, 1983.

     1. On and after the fifteenth day of July, 1986, the retention limit of the REINSURED shall be that shown in the revised Schedule A attached hereto. This retention shall apply to reinsurance ceded after the effective date hereof.

     2. The reinsurance premium rate for continuations shall be as described under the above-mentioned reinsurance agreement; for purposes of determining the appropriate policy fee only, a continuation shall be considered a renewal issue if the REINSURED has paid the LINCOLN a first-year policy fee on reinsurance of the original policy and as a new issue if the REINSURED has not paid the LINCOLN a first-year policy fee on reinsurance of the original policy.

     It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

Revision No. 9

     IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

CENTURY LIFE INSURANCE COMPANY

By /s/ Daniel E. Meylink Sr.   By /s/ James P. Anderson
  --------------------------     --------------------------
                                 V.P. Legal & Asst. Sec.

Date October 10, 1986          Date October 8, 1986
    ------------------------       ------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By /s/ Gabriel Shaheen         By /s/ Larsh Rothert
  --------------------------     --------------------------
    Vice President               Assistant Secretary

Date 10-23-86                  Date 10.21.86
    ------------------------       ------------------------

                                   SCHEDULE A
                            (Effective July 15, 1986)
                        Retention Limits of the REINSURED

                                      Life*
                                      -----
                            Ages             Standard
                            ----             --------
                            0-70             $300,000
                           71-80               25,000

Ages        A & AA         B & BB         C - D           E - F          H - J           L - P
----       --------      ---------       --------       --------       --------        -------
 0-50      $300,000       $265,000       $225,000       $180,000       $115,000        $60,000
   51       289,000        255,000        217,000        173,000        111,000         58,500
   52       278,000        245,000        208,000        167,000        106,000         56,000
   53       266,000        235,000        200,000        160,000        102,000         53,500
   54       255,000        225,000        191,000        153,000         98,000         51,000
   55       244,000        215,000        183,000        146,000         93,000         49,500
   56       233,000        205,000        174,000        140,000         89,000         47,000
   57       221,000        195,000        166,000        133,000         85,000         44,500
   58       210,000        186,000        158,000        126,000         81,000         42,000
   59       199,000        176,000        149,000        119,000         76,000         40,500
   60       188,000        166,000        141,000        113,000         72,000         38,000
   61       176,000        156,000        132,000        106,000         68,000         35,500
   62       165,000        146,000        124,000         99,000         63,000         33,000
   63       154,000        136,000        115,000         92,000         59,000         31,500
   64       143,000        126,000        107,000         86,000         55,000         29,000
   65       131,000        116,000         98,000         79,000         50,000         26,500
   66       120,000        106,000         90,000         72,000         46,000         24,000
   67       109,000         96,000         82,000         65,000         42,000         22,500
   68        98,000         86,000         73,000         59,000         37,000         20,000
   69        86,000         76,000         65,000         52,000         33,000         17,500
   70        75,000         66,000         56,000         45,000         29,000         15,000
71-80        25,000         25,000         25,000         25,000         25,000         15,000

*The above amounts shall be exceeded by as much as $15,000 to avoid reinsurance.

                          Waiver of Premium Disability
                          ----------------------------
                                  Same as Life

                                Accidental Death
                                ----------------
                                   $100,000**

**The above amounts shall be exceeded by as much as $10,000 to avoid reinsurance.